UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (date of earliest event reported): December 14, 2018
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, the Board of Directors (the “Board”) of Merit Medical Systems, Inc. (the “Company”) increased the number of directors of the Company from nine to eleven. The Board also extended invitations to Jill D. Anderson and Elizabeth J. Huebner to serve as directors of the Company, filling the vacancies on the Board created by the increase. Mses. Anderson and Huebner subsequently accepted appointments to serve as directors of the Company, effective January 1, 2019. The Board has not determined the committees of the Board on which Mses. Anderson and Huebner will be designated for service.

During their service as directors of the Company, Mses. Anderson and Huebner will be entitled to receive annual directors fees consistent with the Company’s then-current director compensation practices. For the period commencing upon the effective date of their appointment as directors and continuing through the next annual meeting of the Company’s shareholders, each of Ms. Anderson and Ms. Huebner will be entitled to receive a pro-rated portion of the annual directors fee, which is currently equal to $60,000. Ms. Anderson and Ms. Huebner will also be eligible to participate as non-employee directors in the Company’s benefit plans, consistent with the Company's non-employee director compensation practices. Upon the effective date of their appointment, each of Ms. Anderson and Ms. Huebner will be awarded an option to acquire 9,726 shares of the Company’s common stock, with an exercise price to be based upon the fair market value of the Company’s common stock on that date. Each option will have a term of seven years and will become exercisable in three equal annual increments, commencing in January 2020.

In addition, the Company intends to enter into indemnification agreements with each of Ms. Anderson and Ms. Huebner (the “Indemnification Agreements”), pursuant to which the Company will, subject to certain exceptions, indemnify each director to the fullest extent permitted by applicable law against expenses incurred by such director in connection with any claim which the director is, or is threatened to be made, a party to by reason of her status as a director of the Company.

Ms. Anderson, age 59, served as the President and Chief Executive Officer of Cianna Medical, Inc. (“Cianna”) from February 2008 until it was acquired by the Company in November 2018. Prior to joining Cianna Medical, Ms. Anderson was the President of BioLucent, Inc., a privately-held medical device company, from 2001 to September 2007. Ms. Anderson was also the Vice President, Oncology Services, for Lehigh Valley Hospital and Health Network, a teaching hospital and multi-healthcare network in northeastern Pennsylvania. Previously, as Vice President of Salick Health Care, Ms. Anderson led that company’s entry into the New York market and was responsible for developing a network of comprehensive cancer centers through unique partnerships with major academic and community-based medical centers. Ms. Anderson also served as a director of Solis Women’s Health, a private-equity backed diagnostic imaging company, from 2006 to March 2015. The Board believes Ms. Anderson possesses specific attributes that qualify her to serve as a director of the Company, including her years of leadership and experience in the medical device industry, particularly her experience in the fields of womens health and oncology.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2018, pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger by and among the Company, Cianna and other parties (the “Merger Agreement”), on November 13, 2018 the Company acquired Cianna in exchange for the Company’s payment of up to $200 million.  Amounts payable by the Company to the former shareholders of Cianna consist of (i) $135 million in cash in connection with closing, subject to standard adjustments for cash at closing, working capital and other matters;  (ii) an earn-out payment of $15 million payable upon the achievement by Cianna of certain manufacturing capacity and manufacturing cost milestones on or before June 30, 2019; and  (iii) earn-out payments of up to $50 million in the aggregate, payable at the rate of 175% of the amount by which annual net sales of Cianna products in each of 2019, 2020, 2021 and 2022 exceed annual net sales of Cianna products in the preceding fiscal year.  At the time of the Company’s acquisition of Cianna, Ms. Anderson was serving as the President and Chief Executive Officer of Cianna and held shares of Cianna capital stock.
Ms. Huebner, age 61, previously served as a director of Blucora, a financial technology company focused on providing online tax preparation and wealth management products, where she served as the Chair of the Audit and Nominating & Corporate Governance Committees and a member of the Compensation Committee. Ms. Huebner held multiple executive finance positions with several companies before retiring in 2006 and has expertise in accounting, financial management and analysis, investor relations and treasury management. Most recently, she served as Senior Vice President and Chief Financial Officer for Getty Images, Inc., a stock photography company, from 2000 until 2006. Prior to her service with Getty Images, Ms. Huebner served in senior financial management positions with Primus Knowledge Solutions, Fluke Corporation and McCaw Cellular. The Board believes Ms. Huebner possesses specific attributes that qualify her to serve as a director of the Company, including her years of leadership and experience in accounting and financial management and analysis.

There are no related party transactions involving Ms. Huebner that would require disclosure pursuant to S-K Item 404(a). Further, there are no arrangements or understandings between either of Ms. Anderson or Ms. Huebner and any other persons pursuant to which either of them was selected as a director of the Company. Each will serve as a director until the next annual meeting of the Company’s shareholders, at which time their continued service as directors of the Company will be subject to nomination and shareholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: December 20, 2018	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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